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               [LETTERHEAD OF RYDER SCOTT COMPANY APPEARS HERE]

                                                                   EXHIBIT 23.3

                        CONSENT OF RYDER SCOTT COMPANY

  We consent to the inclusion in this Registration Statement on Form S-3 of our report dated January 9, 1998, on our audit of the remaining proved reserves attributable to the properties owned by Vastar Resources, Inc. (the "Company") as of December 31, 1997, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and all references, if any, to our firm included in this Registration Statement.

                                          /s/ Ryder Scott Company Petroleum
                                            Engineers
                                                   RYDER SCOTT COMPANY
                                                   PETROLEUM ENGINEERS

Houston, Texas
November 12, 1998